SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2005

___________________

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     Attached hereto as Exhibit 99.1 is the registrant’s investor presentation that will be posted on the Company’s Web site on January 12, 2005 and presented on January 13, 2005 at the JPMorgan Healthcare Conference. The Company’s remarks will also be webcast at http://www.fisherscientific.com and will be archived until February 9, 2005. This presentation is only furnished, and not filed, pursuant to Items 2.02 and 7.01 of this report on Form 8-K.

     Within the presentation the Company has presented certain financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“Non-GAAP Measures”). The Company has presented Non-GAAP Measures for (i) adjusted diluted net income per share; (ii) adjusted operating income; (iii) adjusted operating margin; (iv) adjusted average working capital; (v) free cash flow; and (vi) free cash flow per share. A reconciliation of such Non-GAAP measures to the most directly comparable GAAP measures is included in the attached investor presentation.

     The Company defines adjusted diluted net income per share and adjusted operating income as diluted net income per share and income from operations, respectively, each computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding items that the Company considers to be nonrecurring to the Company’s operations. The Company defines adjusted operating margin as adjusted operating income as a percentage of sales. The Company calculates and discloses adjusted diluted net income per share and adjusted operating margin because the Company believes that these measures may assist investors in evaluating trends of the Company’s operating results without regard to transactions that are not recurring. The Company defines adjusted average working capital as accounts receivable, net plus inventories less accounts payable, computed in accordance with GAAP, adjusted for acquisitions, in each case taking an average of such amount at the beginning and end of the given period. The Company believes adjusted average working capital as a percentage of sales may assist the investor in evaluating the Company’s utilization of operating working capital. The Company defines free cash flow as cash provided by operating activities less capital expenditures, computed in accordance with GAAP. The Company defines free cash flow per share as free cash flow divided by the Company’s diluted weighted average common shares outstanding. The Company believes that disclosing free cash flow per share is useful in determining the rate at which earnings are converted into cash and is therefore a useful measure of liquidity.

     Investors should recognize these measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternatives for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flows as a measure of liquidity.

ITEM 7.01. REGULATION FD DISCLOSURE.

     Attached hereto as Exhibit 99.1, is the registrant’s investor presentation that will be posted on the Company’s Web site on January 12, 2005 and presented on January 13, 2005. This presentation is only furnished, and not filed, pursuant to Items 2.02 and 7.01 of this report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

Exhibit Number	Description

99.1	Fisher Scientific International Inc.’s investor presentation that will be posted on the Company’s Web site on January 12, 2005 and presented on January 13, 2005. This Exhibit is furnished pursuant to Items 2.02 and 7.01 of this report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.
Date: January 12, 2005	By:	/s/ Todd M. DuChene
		Name:	Todd M. DuChene
		Title:	Chief Legal Officer

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Fisher Scientific International Inc.’s investor presentation that will be posted on the Company’s Web site on January 12, 2005 and presented on January 13, 2005. This Exhibit is furnished pursuant to Items 2.02 and 7.01 of this report on Form 8-K.